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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                              --------------------

                 Date of Report:                April 9, 2003
                                      ---------------------------------
                                      (Date of earliest event reported)


                   Insurance Management Solutions Group, Inc.
                   ------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Florida                   000-25273               59-3422536
----------------------------       -----------           ----------------
(State or other jurisdiction       (Commission           (I.R.S. Employer
       of incorporation)           File Number)       Identification Number)


                801 94th Avenue North
               St. Petersburg, Florida                        33702
     ------------------------------------------          ----------------
      (Address of principal executive offices)              (Zip Code)

                                 (727) 803-2040
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              (Registrant's telephone number, including area code)

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Item 5. Other Events.
---------------------

                  Insurance Management Solutions Group, Inc. (the "Company") is filing this Current Report on Form 8-K to report that, on April 8, 2003, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Fiserv, Inc., a Wisconsin corporation ("Fiserv"), Fiserv Solutions, Inc., a Wisconsin corporation and a wholly-owned subsidiary of Fiserv ("Fiserv Solutions"), and Fiserv Merger Sub, Inc., a Florida corporation and a wholly-owned subsidiary of Fiserv Solutions ("Fiserv Sub"), providing for, among other things, the merger of Fiserv Sub with and into the Company, with the Company as the surviving corporation (the "Merger").

                  The Merger Agreement contemplates that, pursuant to the Merger, (i) subject to applicable dissenters' rights available under Florida law, each issued and outstanding share of Common Stock, $.01 par value ("Company Common Stock"), of the Company (other than the 8,354,884 shares (the "BIG Shares") of Company Common Stock owned beneficially and of record by Bankers Insurance Company, a Florida corporation ("BIC"), Bankers Security Insurance Company, a Florida corporation ("BSIC"), Bonded Builders Service Corp., a Florida corporation ("BBSC"), and Bankers Insurance Group, Inc., a Florida corporation and the direct or indirect parent corporation of each of BIC, BSIC and BBSC ("BIG" and, collectively with BIC, BSIC and BBSC, the "Principal Shareholders")) would be converted into the right to receive $3.30 in cash, without interest, and (ii) each BIG Share would be converted into the right to receive $3.26 in cash, without interest. As of the date of this Report, the BIG Shares constitute approximately 68.1% of the issued and outstanding shares of Company Common Stock.

                  The transactions contemplated by the Merger Agreement will not be consummated unless certain conditions typical for this type of transaction are either satisfied or waived prior to closing. These conditions include, among other things, that the Merger Agreement and the transactions contemplated thereby are approved (i) by the shareholders of the Company in accordance with Florida law and the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and (ii) by at least 50.01% of the outstanding shares of Company Common Stock not owned or controlled by the Principal Shareholders.

                  In connection with the Merger Agreement, each of the Principal Shareholders entered into an Agreement to Facilitate Merger with Fiserv, Fiserv Solutions and Fiserv Sub (the "Agreement to Facilitate Merger"), pursuant to which, among other things, the Principal Shareholders have agreed to (i) vote the BIG Shares in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby and (ii) accept $3.26 per BIG Share, in cash, pursuant to the Merger.

                  The foregoing description is qualified in its entirety by reference to the Merger Agreement and Agreement to Facilitate Merger, which are attached to this Current Report on Form 8-K as Exhibits 2.1 and 99.1, respectively, and incorporated herein by


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         reference.


Item 7. Financial Statements and Exhibits.
------------------------------------------

         (a)      Financial statements of business acquired.

                           Not applicable.

         (b)      Pro forma financial information.

                           Not applicable.

         (c)      Exhibits.

2.1 Agreement and Plan of Merger, dated as of April 9, 2003, among Fiserv, Inc., Fiserv Solutions, Inc., Fiserv Merger Sub, Inc. and Insurance Management Solutions Group, Inc. (excluding the exhibits and schedules thereto).*

99.1 Agreement to Facilitate Merger, dated as of April 9, 2003, by and among Fiserv, Inc., Fiserv Solutions, Inc., Fiserv Merger Sub, Inc., Bankers Insurance Group, Inc., Bankers Insurance Company, Bankers Security Insurance Company and Bonded Builders Service Corp. (excluding the schedules thereto).*


99.2     Press Release, dated April 9, 2003.


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         * The exhibits and schedules have been purposely omitted. Copies thereof will be furnished supplementally to the Securities and Exchange Commission upon request.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          INSURANCE MANAGEMENT SOLUTIONS
                                          GROUP, INC.


                                          By: /s/ David M. Howard
                                              --------------------------------
                                              David M. Howard
                                              Chairman, President and Chief
                                              Executive Officer


Date:  April 9, 2003


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                                  EXHIBIT INDEX


     Exhibit No.                         Description
     -----------                         -----------

         2.1 Agreement and Plan of Merger, dated as of April 9, 2003, among Fiserv, Inc., Fiserv Solutions, Inc., Fiserv Merger Sub, Inc. and Insurance Management Solutions Group, Inc. (excluding the exhibits and schedules thereto).*

         99.1 Agreement to Facilitate Merger, dated as of April 9, 2003, by and among Fiserv, Inc., Fiserv Solutions, Inc., Fiserv Merger Sub, Inc., Bankers Insurance Group, Inc., Bankers Insurance Company, Bankers Security Insurance Company an Bonded Builders Service Corp. (excluding the schedules thereto).*

         99.2     Press Release, dated April 9, 2003.

--------------------
         * The exhibits and schedules have been purposely omitted. Copies thereof will be furnished supplementally to the Securities and Exchange Commission upon request.

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